Exhibit 23.2

Consent of Weaver & Martin, LLC

INDEPENDENT AUDITOR’S CONSENT

We consent to the use in this Registration Statement of Salty’s Warehouse, Inc. on Form SB-2 of our report, dated October 25, 2005, appearing in the Prospectus.

We also consent to the reference to our Firm under the captions “Experts” in such Prospectus.

/s/ Weaver & Martin, LLC

Weaver & Martin, LLC
Kansas City, Missouri
December 22, 2005